                            UNANIMOUS WRITTEN CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                                  BIGMAR, INC.


                  The undersigned, being all of the members of the Board of Directors of Bigmar, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 141(f), of the Delaware General Corporation Law and Article III,
Section 15, of the By-laws of the Corporation, do hereby consent to the adoption of and do hereby adopt the following resolutions:

                  RESOLVED, that, in accordance with Article VIII of the By-Laws of the Corporation, this Board of Directors deems it advisable that the By-Laws of the Corporation be amended so as to provide for the issuance of uncertificated shares in accordance with Section 158 of the Delaware General Corporation Law, and for such purpose, to restate Article V,
         Section 1 thereof, to read as follows:

                  "SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation, provided, however, that upon resolution of the Board, the Corporation may issue uncertificated shares. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights."

         ; and be it further

                  RESOLVED, that, in accordance with Article VIII of the By-Laws of the Corporation, this Board of Directors deems it advisable that the By-Laws of the Corporation be amended so as to provide that the holders of at least 10% of the outstanding stock entitled to vote at special meetings be entitled to call such meetings, and for these purposes, to restate Article II, Section 2 thereof to read as follows:

                  "SECTION 3. Special Meeting. Special meetings of stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors, by the Chairman of the Board, if one shall have been elected, or by any holder of at least 10% of the outstanding stock entitled to vote at such meetings."

         ; and be it further

                  RESOLVED, that, the Corporation is hereby authorized to issue any all shares of the Corporation's common stock, par value $.001 per share, to be issued in connection with the proposed initial public offering of common stock, par value $.001, of the Corporation, in uncertificated form, in accordance with Article V, Section 1 of the By-Laws, as amended above.

                  This Unanimous Written Consent of the Board of Directors may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same document.

                  IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of Bigmar, Inc., have executed this consent as of this 13th day of June, 1996.



                                       /s/ John G. Tramontana
                                       _________________________________________
                                       John G. Tramontana



                                       /s/ Michael K. Medors
                                       _________________________________________
                                       Michael K. Medors



                                       /s/ Bernard Kramer
                                       _________________________________________
                                       Bernard Kramer